Lake Sunapee Bank Group Reports 2016 First Quarter Results

NEWPORT, NH -- (Marketwired - April 19, 2016) - Lake Sunapee Bank Group ("we," "us," "our" or the "Company") (NASDAQ: LSBG), the holding company for Lake Sunapee Bank, fsb (the "Bank"), today announced results for the quarter ended March 31, 2016. Consolidated net income for the first quarter of 2016 was $2.5 million, or $0.29 per diluted common share, compared to $2.3 million, or $0.28 per diluted common share, for the same period in 2015 and $2.2 million, or $0.26 per diluted common share, for the fourth quarter of 2015.

"During the quarter, we employed our strong capital position to implement an investment strategy to strengthen earnings," President and Chief Executive Officer, Steve Theroux, commented. "The overall increase in earnings was driven by net interest income, continued strong performance from our Trust and Insurance Agency subsidiaries, and expense management."

First Quarter Highlights

Highlights of the first quarter of 2016 include:

  Net income was $2.5 million, or $0.29 per diluted common share.
  Return on average common stockholders' equity was 7.12% and return on average assets was 0.64%.
  Common Equity Tier 1 capital remained strong at 9.46%.
  Total assets increased $45.4 million, or 2.99%, to $1.6 billion.
  Loans decreased $5.3 million, or 0.43%, to $1.2 billion.
  Loans totaling $60.3 million were originated.
  As a percentage of total loans, non-performing loans decreased to 0.45%.
  Net loan charge-offs were $304 thousand, or 0.10% (annualized), of average loans.
  Deposits decreased $15.9 million, or 1.37%, to $1.1 billion.
  Book value per common share increased 1.96% to $16.66.

Earnings Summary

Net income increased $308 thousand, or 14.25%, compared to the fourth quarter of 2015. The increase in net income for the quarter ended March 31, 2016 compared to the quarter ended December 31, 2015 resulted from increases of $139 thousand, or 1.33%, in net interest income, $144 thousand, or 3.25%, in noninterest income, and a decrease of $505 thousand in provision for loan losses, offset, in part, by an increase of $475 thousand, or 86.84%, in provision for income taxes due to significant tax credits recorded in the fourth quarter of 2015.

Net Interest Income and Margin

Net interest and dividend income for the quarter ended March 31, 2016 increased $139 thousand, or 1.33%, compared to the fourth quarter of 2015, primarily driven by the increase in securities during the period. Interest and dividend income increased $309 thousand, or 2.55%, to $12.4 million for the quarter ended March 31, 2016 compared to the quarter ended December 31, 2015, which included an increase of $335 thousand, or 90.54%, in interest income on taxable debt securities and a decrease of $32 thousand, or 0.28%, in interest and fees on loans. Interest expense increased $170 thousand, or 10.07%, reflecting an increase in interest on advances and other borrowed money of $144 thousand, or 51.25%, as we increased advances by $50.4 million during the first quarter of 2016 to fund investment activity and deposit outflow.

For the quarter ended March 31, 2016, our net interest margin decreased to 2.99% compared to 3.07% for the quarter ended December 31, 2015. The average cost of deposits for the first quarter of 2016 was 0.34% compared to 0.33% for the fourth quarter of 2015. The average cost of funds for the quarter ended March 31, 2016 was 0.55% compared to 0.52% for the quarter ended December 31, 2015.

Provision for Loan Losses

We recognized a decrease of $505 thousand in the provision for loan losses compared to the fourth quarter of 2015. Net loan charge-offs were $304 thousand, or 0.10% (annualized) of average loans for the quarter ended March 31, 2016 compared to net loan charge-offs of $304 thousand, or 0.11% (annualized) of average loans for the fourth quarter of 2015.

Noninterest Income

Noninterest income for the first quarter of 2016 was $4.6 million, an increase of $144 thousand, or 3.25%, compared to the fourth quarter of 2015. The increase was primarily due to increases of $249 thousand in insurance commissions due, in part, to receipt of $171 thousand of contingency commissions during the first quarter of 2016, $71 thousand in bank-owned life insurance income, and $90 thousand in other income which includes a distribution of $86 thousand in a limited partnership, partially offset by decreases of $78 thousand in customer service fees, $179 thousand in mortgage banking activities due primarily to the recognition of $124 thousand of periodic impairment and a lower volume of sales consistent with first quarter expectations, and $78 thousand in trust and management fees. Additionally, there were no losses on sales and calls of securities and no losses on sales and disposals of premises and equipment during the first quarter of 2016 compared to $26 thousand and $84 thousand, respectively, during the fourth quarter of 2015.

Noninterest Expense

Noninterest expense for the first quarter of 2016 increased $5 thousand, or 0.04%, compared to the fourth quarter of 2015. The increase included increases of $147 thousand in salaries and employee benefits driven by higher health insurance expenses and FICA expenses during the first quarter of 2016, $22 thousand in ATM processing fees, and $22 thousand in supplies, partially offset by decreases of $23 thousand in occupancy expense, $44 thousand in advertising and promotion, $42 thousand in outside services, $56 thousand in professional services, and $26 thousand for other expenses.

Income Tax Provision

Income tax expense for the first quarter of 2016 increased $475 thousand to $1.0 million compared to the fourth quarter of 2015 primarily due to the recognition of tax benefits during the fourth quarter of 2015. Our effective tax rate was 29.27% for the quarter ended March 31, 2016.

Loans and Credit Quality

Loans decreased $5.3 million, or 0.43%, to $1.2 billion at March 31, 2016 compared to $1.2 billion at December 31, 2015. The decrease reflects increases of $2.2 million in conventional real estate mortgage loans and $10.9 million in commercial real estate mortgage loans, offset by decreases of $13.4 million in construction and land loans, and $4.7 million in commercial and industrial loans. We originated $60.3 million in loans during the first quarter of 2016 while $11.2 million were sold to the secondary market, and $31.7 million were paid off with the remaining change in net loans due to normal amortization and fluctuations in the outstanding balances in line of credits.

At March 31, 2016, nonperforming loans totaled $5.5 million, or 0.45%, of total loans compared to $6.0 million, or 0.49%, of total loans at December 31, 2015. The allowance for loan losses to nonperforming loans at March 31, 2016 was 158.42% compared to 147.51% at December 31, 2015.

Deposits and Funding

Deposits decreased $15.9 million, or 1.37%, to $1.1 billion at March 31, 2016 compared to December 31, 2015. The historically consistent first quarter decrease was primarily due to decreases of $37.7 million in nonmaturity accounts, partially offset by an increase of $21.8 million in time deposits. Our noninterest-bearing deposits decreased $5.6 million, or 4.36%, and interest-bearing deposits decreased $10.3 million, or 1.00%, comparing balances at March 31, 2016 to balances at December 31, 2015.

Quarterly Dividend

On April 12, 2016, the Company declared a regular quarterly cash dividend of $0.14 per share payable April 29, 2016 to stockholders of record as of April 22, 2016.

Annual Meeting

The 2016 Annual Meeting of Stockholders will be held on May 12, 2016 at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire at 10:00 a.m.

About Lake Sunapee Bank Group
Lake Sunapee Bank Group is the holding company of Lake Sunapee Bank, a federally chartered savings bank that provides a wide range of life-cycle banking and financial services. Lake Sunapee Bank has four wholly owned subsidiaries: Lake Sunapee Financial Services Corp.; Lake Sunapee Group, Inc., which owns and maintains all buildings and investment properties; McCrillis & Eldredge Insurance, Inc., a full-line independent insurance agency; and Charter Holding Corp., which wholly owns Charter Trust Company, a trust services and wealth management company. Lake Sunapee Bank Group, through its direct and indirect subsidiaries, operates 30 offices in New Hampshire in Grafton, Hillsborough, Merrimack and Sullivan counties and 15 offices in Vermont in Orange, Rutland and Windsor counties.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                           Lake Sunapee Bank Group
                        Selected Financial Highlights

                                                              Three Months
                                                            Ended March 31,
(Dollars in thousands except for per share data)             2016     2015
---------------------------------------------------------- -------- --------
Net Income                                                 $ 2,469  $ 2,303
Per Common Share Data:
  Basic Earnings                                              0.29     0.28
  Diluted Earnings (1)                                        0.29     0.28
  Dividends Paid                                              0.14     0.13
  Dividend Payout Ratio                                      48.28%   46.43%

                                                            As of
                                                   March 31,   December 31,
(Dollars in thousands except for per share data)     2016          2015
------------------------------------------------ ------------- -------------
Total Assets                                     $  1,563,960  $  1,518,521
Total Securities (2)                                  182,493       130,161
Loans, Net                                          1,212,187     1,217,461
Total Deposits                                      1,141,486     1,157,352
Federal Home Loan Bank Advances                       203,350       150,000
Stockholders' Equity                                  139,681       136,708
Book Value per Common Share                      $      16.66  $      16.31
Common Shares Outstanding                           8,381,713     8,376,841

Leverage (Tier I) Capital                                8.72%         9.02%

Number of Offices:
  Banking Offices                                          35            34
  Insurance Offices                                         3             3
  Trust Offices                                             7             7

    (1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.
    (2) Includes available-for-sale securities shown at fair value and
        Federal Home Loan Bank stock at cost.

                          Lake Sunapee Bank Group
                        Consolidated Balance Sheets

                                                   March 31,   December 31,
(Dollars in thousands, except per share data)        2016          2015
                                                 ------------  ------------
                                                  (Unaudited)
ASSETS
  Cash and due from banks                        $     17,760  $     16,426
  Overnight deposits                                   20,907        26,140
                                                 ------------  ------------
    Cash and cash equivalents                          38,667        42,566
  Securities available-for-sale                       170,290       120,198
  Federal Home Loan Bank stock                         12,203         9,963
  Loans held-for-sale                                   1,244         2,188
  Loans receivable, net of allowance for loan
   losses of $8.7 million as of March 31, 2016
   and $8.9 million as of December 31, 2015         1,212,187     1,217,461
  Accrued interest receivable                           3,664         2,431
  Bank premises and equipment, net                     24,870        24,421
  Investments in real estate                            3,355         3,392
  Other real estate owned                                 799           904
  Goodwill                                             44,576        44,576
  Other intangible assets                               7,476         7,822
  Bank-owned life insurance                            31,061        30,833
  Other assets                                         13,568        11,766
                                                 ------------  ------------
      Total assets                               $  1,563,960  $  1,518,521
                                                 ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Noninterest-bearing                            $    121,870  $    127,428
  Interest-bearing                                  1,019,616     1,029,924
                                                 ------------  ------------
    Total deposits                                  1,141,486     1,157,352
  Federal Home Loan Bank advances                     203,350       150,000
  Securities sold under agreements to repurchase       20,259        17,957
  Subordinated debentures                              37,620        37,620
  Accrued expenses and other liabilities               21,564        18,884
                                                 ------------  ------------
      Total liabilities                             1,424,279     1,381,813
                                                 ------------  ------------

STOCKHOLDERS' EQUITY
  Common stock, $.01 par value per share:
   30,000,000 shares authorized, 8,816,042
   shares issued, and 8,381,713 shares
   outstanding at March 31, 2016 and 30,000,000
   shares authorized, 8,811,170 shares issued,
   and 8,376,841 shares outstanding at December
   31, 2015                                                88            88
  Paid-in capital                                      80,316        80,252
  Retained earnings                                    69,640        68,344
  Unearned restricted stock awards                     (1,363)       (1,375)
  Accumulated other comprehensive loss                 (2,249)       (3,850)
  Treasury stock, 434,329 shares as of March 31,
   2016 and December 31, 2015, at cost                 (6,751)       (6,751)
                                                 ------------  ------------
      Total stockholders' equity                      139,681       136,708
                                                 ------------  ------------
      Total liabilities and stockholders' equity $  1,563,960  $  1,518,521
                                                 ============  ============

                          Lake Sunapee Bank Group
               Consolidated Statements of Income (unaudited)

                                                      Three Months Ended
                                                    March 31,    March 31,
(Dollars in thousands, except for per share data)      2016         2015
                                                   -----------  -----------
Interest and dividend income
  Interest and fees on loans                       $    11,526  $    11,590
  Interest on debt securities:
    Taxable                                                705          313
    Tax exempt                                              83           86
  Dividends                                                 85           48
  Other                                                     23           19
                                                   -----------  -----------
    Total interest and dividend income                  12,422       12,056
                                                   -----------  -----------

Interest expense
  Interest on deposits                                     932        1,066
  Interest on advances and other borrowed money            425          281
  Interest on debentures                                   477          461
  Interest on securities sold under agreements to
   repurchase                                               25           15
                                                   -----------  -----------
    Total interest expense                               1,859        1,823
                                                   -----------  -----------

  Net interest and dividend income                      10,563       10,233

Provision for loan losses                                  111          205
                                                   -----------  -----------
  Net interest and dividend income after provision
   for loan losses                                      10,452       10,028
                                                   -----------  -----------

Noninterest income
  Customer service fees                                  1,416        1,374
  Gain on sales of securities, net                           -          373
  Mortgage banking activities                              112          128
  Net loss on other real estate and property owned         (15)          (3)
  Rental income                                            168          169
  Trust and investment management fee income             2,052        2,043
  Insurance and brokerage service income                   537          523
  Bank owned life insurance income                         219          146
  Other income                                              92            3
                                                   -----------  -----------
    Total noninterest income                             4,581        4,756
                                                   -----------  -----------

Noninterest expenses
  Salaries and employee benefits                         6,221        6,035
  Occupancy and equipment                                1,502        1,681
  Advertising and promotion                                142          169
  Depositors' insurance                                    238          238
  Outside services                                         633          592
  Professional services                                    295          282
  ATM processing fees                                      188          188
  Supplies                                                 148          110
  Telephone expense                                        271          269
  Amortization of intangible assets                        349          390
  Other expenses                                         1,555        1,459
                                                   -----------  -----------
    Total noninterest expense                           11,542       11,413
                                                   -----------  -----------

Income before provision for income taxes                 3,491        3,371

Provision for income taxes                               1,022        1,068
                                                   -----------  -----------

Net income                                         $     2,469  $     2,303
                                                   -----------  -----------
Net income applicable to common stock              $     2,441  $     2,283
                                                   -----------  -----------

Earnings per common share, basic                   $      0.29  $      0.28
                                                   -----------  -----------
  Weighted average number of shares, basic           8,286,289    8,261,383

Earnings per common share, assuming dilution       $      0.29  $      0.28
                                                   -----------  -----------
  Weighted average number of shares, assuming
   dilution                                          8,290,984    8,275,690

Dividends declared per common share                $      0.14  $      0.13
                                                   -----------  -----------

For additional information contact:
Laura Jacobi
Executive Vice President
Chief Financial Officer
603-863-0886